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                                                                    EXHIBIT 10.1

[INNUITY LOGO] Small is the new big.

1569 North Technology Way
Orem Utah 84097

801-802-9500 t
801-802-9508 f
www.innuity.com

June 28, 2006

Mr. Clark Scott
Chief Executive Officer
Hello Metro Incorporated
605 North Shore Dr., Suite 204
Jeffersonville, Indiana 47130

      Re: Termination of Proposed Asset Purchase Agreement

Dear Clark:

      This letter is to formalize the discussions we had regarding the Asset Purchase Agreement, dated March 9, 2006, as amended (the "Agreement"), pursuant to which we agreed to a transaction in which Innuity, Inc. would purchase certain assets and properties from Hello Metro Incorporated, Superfly Advertising, Inc., Treefrog Commerce, Inc., and you (collectively, the "Sellers") that are primarily related to your business of providing internet users local content, guides and information concerning certain cities around the world, and to your internet traffic businesses.

      Pursuant to Section 10.1 (b) of the Agreement, either party may terminate the Agreement if the closing of the transaction has not occurred by May 31,2006. As we discussed, the transaction has not yet closed and we mutually agree that the Agreement should be terminated.

      Please confirm by executing this letter below, that the Agreement is hereby terminated and that such termination of the Agreement is hereby effective as of June 28,2006, provided, however, that nothing contained herein shall be deemed to terminate or have any effect on the Confidentiality Agreement (as defined in the Agreement) or any fees, stock or other consideration paid by Innuity, Inc. to Sellers in connection with the Agreement.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to-me the enclosed copies hereof, whereupon this letter, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                            Very truly yours,

                                            INNUITY, INC.,
                                            a Utah corporation

                                            By /s/ Bob Bench
                                               ---------------------------------
                                            Name: Bob Bench
                                            Title: Chief Financial Officer

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      The foregoing letter is hereby confirmed and accepted by Hello Metro
Incorporated, Superfly Advertising, Inc., Treefrog Commerce, Inc., and Clark Scott as of the date first above written.

HELLO METRO INCORPORATED
an Indiana corporation

By: /s/ Clark Scott
    -------------------------------------
Name:
Title:

SUPERFLY ADVERTISING, INC.
an Indiana corporation

By: /s/ Clark Scott
    -------------------------------------
Name:
Title:

TREEFROG COMMERCE, INC.
an Indiana corporation

By: /s/ Clark Scott
    -------------------------------------
Name:
Title:

CLARK SCOTT
an individual

/s/ Clark Scott
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